TECH DATA CORPORATION AND SUBSIDIARIES

Name of Subsidiary	Designation	Incorporation
Azlan European Finance Limited	F	United Kingdom
Azlan GmbH	F	Germany
Azlan Group Limited	F	United Kingdom
Azlan Limited	F	United Kingdom
Azlan Logistics Limited	F	United Kingdom
Azlan Scandinavia AB	F	Sweden
Horizon Technical Services (UK) Limited	F	United Kingdom
Horizon Technical Services AB	F	Sweden
ISI Distribution Limited	F	United Kingdom
Managed Training Services Limited	F	United Kingdom
Maneboard Limited	F	United Kingdom
Specialist Distribution Group (SDG) Limited	F	United Kingdom
Tech Data Brasil Ltda	F	Brazil
TD Facilities, Ltd.	D	Texas
TD Fulfillment Services, LLC	D	Florida
TD Tech Data AB	F	Sweden
TD United Kingdom Acquisition Limited	F	United Kingdom
Tech Data (Netherlands) B.V.	F	Netherlands
Tech Data (Schweiz) GmbH	F	Switzerland
Tech Data bvba/sprl	F	Belgium
Tech Data Canada Corporation	F	Canada
Tech Data Corporation (“TDC”)	D	Florida
Tech Data Delaware, Inc.	D	Delaware
Tech Data Denmark ApS	F	Denmark
Tech Data Deutschland GmbH	F	Germany
Tech Data Distribution Limited	F	Ireland
Tech Data Distribution s.r.o.	F	Czech Republic
Tech Data Education, Inc.	D	Florida
Tech Data Espana S.L.U.	F	Spain
Tech Data Europe GmbH	F	Germany
Tech Data Europe Services and Operations, S.L.	F	Spain
Tech Data European Management GmbH	F	Germany
Tech Data Finance Partner, Inc.	D	Florida
Tech Data Finance SPV, Inc.	D	Delaware
Tech Data Financing Corporation	F	Cayman Islands
Tech Data Finland Oy	F	Finland
Tech Data Florida Services, Inc.	D	Florida
Tech Data France Holding Sarl	F	France
Tech Data France SAS	F	France
Tech Data Global Finance LP	F	Cayman Islands
Tech Data GmbH & Co OHG	F	Germany
Tech Data Hungary kft.	F	Hungary

Tech Data Information Technology	F	Germany
Tech Data International Sárl	F	Switzerland
Tech Data Italia Srl	F	Italy
Tech Data Latin America, Inc.	D	Florida
Tech Data Limited	F	United Kingdom
Tech Data Lux Finance S.á.r.l	F	Luxembourg
Tech Data Luxembourg S.á.r.l	F	Luxembourg
Tech Data Management GmbH	F	Austria
Tech Data Marne SNC	F	France
Tech Data Mexico S. de R. L. de C. V.	F	Mexico
Tech Data Midrange GmbH	F	Germany
Tech Data Mobile Acquisition Limited (formerly known as Brightstar Acquisition Limited)	F	United Kingdom
Tech Data Mobile Limited (formerly known as Brightstar Europe Limited)	F	United Kingdom
Tech Data Nederland BV	F	Netherlands
Tech Data Norge AS	F	Norway
Tech Data Operations Center, SA	F	Costa Rica
Tech Data Österreich GmbH	F	Austria
Tech Data Polska Sp.z.o.o.	F	Poland
Tech Data Portugal Lda	F	Portugal
Tech Data Product Management, Inc.	D	Florida
Tech Data Resources, LLC	D	Delaware
Tech Data Service GmbH	F	Austria
Tech Data Servicios, S. de R.L. de C.V.	F	Mexico
Tech Data Strategy GmbH	F	Germany
Tech Data Tennessee, Inc.	D	Florida
Tech Data Uruguay S.A.	F	Uruguay

*Domestic (D), Foreign (F)